TRANSFER AGENT SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of this 18th day of  March, 2008, by and between NEW COVENANT FUNDS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, USBFS is, among other things, in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

WHEREAS, the Trust desires to retain USBFS to provide transfer and dividend disbursing agent services to each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively, the “Funds”).

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of USBFS as Transfer Agent

The Trust hereby appoints USBFS as transfer agent of the Trust on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The services and duties of USBFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder.

2.	Services and Duties of USBFS

USBFS shall provide the following transfer agent and dividend disbursing agent services to the Fund:

A.	Receive and process all orders for the purchase, exchange, and/or redemption of shares in accordance with Rule 22c-1 under the 1940 Act.

B.
Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Trust’s custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account.

C.
Arrange for the issuance of shares obtained through transfers of funds from Fund shareholders’ accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by the Fund’s prospectus (the “Prospectus”).

D.	Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Trust’s custodian.

E.	Pay monies upon receipt from the Trust’s custodian, where relevant, in accordance with the instructions of redeeming shareholders.

F.	Process transfers of shares in accordance with the shareholder’s instructions, after receipt of appropriate documentation from the shareholder as specified in the Prospectus.

G.	Process exchanges between Funds and/or classes of shares of Funds both within the same family of funds or with such other money market fund offered by the Trust.

H.
Prepare and transmit payments for dividends and distributions declared by the Trust with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions.

I.	Serve as the Fund’s agent in connection with accumulation, open account or similar plans (e.g., periodic investment plans and periodic withdrawal plans).

J.
Make changes to shareholder records, including, but not limited to, address changes in plans (e.g., systematic withdrawal, automatic investment, dividend reinvestment or automatic gifting of shares pursuant to the “First Fruit” program).

K.	Handle load and multi-class processing, including rights of accumulation and purchases by letters of intent.

L.
Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a record of the total number of shares of the Fund which are authorized, issued and outstanding.

M.	Prepare shareholder meeting lists and, as necessary, mail, receive and tabulate proxies.

N.	Mail shareholder reports and Prospectuses to current shareholders.

O.	Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders.

P.
Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust.

Q.
Mail requests for shareholders’ certifications under penalties of perjury and pay on a timely basis to the appropriate federal authorities any taxes to be withheld on dividends and distributions paid by the Trust, all as required by applicable federal tax laws and regulations.

R.
Provide a Blue Sky system that will enable the Trust to monitor the total number of shares of the Fund sold in each state. The Trust will take all reasonable action to ensure that shares are not sold in violation of any requirement under the securities laws or regulations of any state. Upon request, USBFS will provide a Blue Sky report to assist the Trust in monitoring the shares sold in each state.

S.	Answer correspondence from shareholders, securities brokers and others relating to USBFS’s duties hereunder.

T.
Reimburse the Fund each month for all material losses resulting from “as of” processing errors for which USBFS is responsible in accordance with the “as of” processing guidelines set forth on Exhibit B hereto or such other policy that is agreed upon by both parties.

U.	Provide support to the Chief Compliance Officer (CCO) of the Trust. Examples of functions performed by USBFS in this CCO support role include:

1.	Daily Resource to CCO, Fund Board, Advisor
2.	Provide USBFS/USB Critical Procedures & Compliance Controls
3.	Daily and Periodic Reporting
4.	Periodic CCO Conference Calls
5.	Dissemination of Industry/Regulatory Information
6.	Client & Business Line CCO Education & Training
7.	Due Diligence Review of USBFS Service Facilities
8.	Quarterly USBFS Certification
9.	Board Meeting Presentation and Board Support
10.	Testing, Documentation, Reporting
11.	Business Line Functions Supported: Fund Administration and Compliance, Transfer Agent and Shareholder Services, Fund Accounting, Custody Services, Securities Lending Services and Distribution Services

V.	On a nightly basis, for each day a NAV is reported, USBFS will send a data file to NCTC (the “Advisor”) which substantially conforms to the specifications set forth in Exhibit E.

3.	Additional Services to be Provided by USBFS

A.
If the Trust so elects, by including the service it wishes to receive in its fee schedule, USBFS shall provide the following services that are further described and that may be subject to additional terms and conditions specified in their respective exhibits, as such may be amended from time to time:

Internet Access, Fan Web, Vision Mutual Fund Gateway (Exhibit D)

The Trust hereby acknowledges that exhibits are an integral part of this Agreement and, to the extent services included in Exhibit D are selected by the Trust, such services shall also be subject to the terms and conditions of this Agreement.  To the extent the terms and conditions of this Agreement conflict with the terms and conditions included in Exhibit D, the exhibits shall control.  The provisions of Exhibit D, as applicable, shall continue in effect for as long as this Agreement remains in effect, unless sooner terminated pursuant to Section 13 hereof.

B.
USBFS shall allow the Trust access to various fund data, systems, industry information and processes as the parties may agree to from time to time, through Mutual Fund eXchange (“MFx”), subject to the terms of this Agreement and the additional terms and conditions contained in the on-line MFx access agreement to be entered into upon accessing MFx for the first time.  USBFS shall enable the Trust to access MFx services by supplying the Trust with necessary software, training, information and connectivity support as mutually agreed upon, all of which shall constitute confidential knowledge and information of USBFS and shall be used by the Trust only as necessary to access MFx services pursuant to this Agreement.  The Trust shall provide for the security of all codes and system access mechanisms relating to MFx provided to it by USBFS and implement such security procedures and/or devices to ensure the integrity of MFx.  The Trust hereby understands that USBFS will perform periodic maintenance to the MFx hardware and software being accessed, which may cause temporary service interruptions.  USBFS shall notify the Trust of all planned outages and, to the extent possible, will perform any necessary maintenance during non-business hours.

The Trust hereby acknowledges that all programs, software, manuals and other written information relating to MFx access provided by USBFS pursuant to this Agreement shall remain the exclusive property of USBFS at all times.

The Trust acknowledges that it is responsible for determining the suitability and accuracy of the information obtained through its access to MFx.  USBFS WILL USE ITS BEST EFFORTS TO ENSURE THE ACCURACY OF FUND DATA, SYSTEMS AND INDUSTRY INFORMATION ON MFX. USBFS will assist the Trust in verifying the accuracy of any of the information made available to the Trust through MFx and covered by this Agreement.

In the event of termination of this Agreement, in addition to the requirements set forth in Section 14 hereof, the Trust shall immediately end its access to MFx and return all codes, system access mechanisms, programs, manuals and other written information to USBFS, and shall destroy or erase all such information on any diskettes or other storage medium, unless such access continues to be permitted pursuant to a separate agreement.

4.	Lost Shareholder Due Diligence Searches and Servicing

The Trust hereby acknowledges that USBFS has an arrangement with an outside vendor to conduct lost shareholder searches required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended.  Costs associated with such searches will be passed through to the Trust as an out-of-pocket expense in accordance with the fee schedule set forth in Exhibit E hereto. Such out of pocket expense will be at cost and without mark-up.   If a shareholder remains lost and the shareholder’s account unresolved after completion of the mandatory Rule 17Ad-17 search, the Trust hereby authorizes USBFS to allow vendor access to the lost shareholder’s information to enable vendor to enter, at its discretion, into fee sharing arrangements with the lost shareholder (or such lost shareholder’s representative or executor) to conduct a more in-depth search in order to locate the lost shareholder before the shareholder’s assets escheat to the applicable state.  The Trust hereby acknowledges that USBFS is not a party to these arrangements and does not receive any revenue sharing or other fees relating to these arrangements.  Furthermore, the Trust hereby acknowledges that vendor may receive up to 35% of the lost shareholder’s assets as compensation for its efforts in locating the lost shareholder.

5.	Anti-Money Laundering Program

The Trust acknowledges that it has had an opportunity to review, consider and comment upon the written procedures provided by USBFS describing various tools used by USBFS which are designed to promote the detection and reporting of potential money laundering activity by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity (collectively, the “Procedures”).  Further, the Trust has determined that the Procedures, as part of the Trust’s overall anti-money laundering program, are reasonably designed to prevent the Fund from being used for money laundering or the financing of terrorist activities and to achieve compliance with the applicable provisions of the USA Patriot Act of 2002 and the implementing regulations thereunder.

Based on this determination, the Trust hereby instructs and directs USBFS to implement the Procedures on the Trust’s behalf, as such may be amended or revised from time to time.  It is contemplated that these Procedures will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Trust’s anti-money laundering responsibilities.

USBFS agrees to provide to the Trust:

A.
Prompt written notification of any transaction or combination of transactions that USBFS believes, based on the Procedures, evidence money laundering activity in connection with the Trust or any shareholder of the Fund;

B.
Prompt written notification of any customer(s) that USBFS reasonably believes, based upon the Procedures, to be engaged in money laundering activity, provided that the Trust agrees not to communicate this information to the customer;

C.	Any reports received by USBFS from any government agency or applicable industry self-regulatory organization pertaining to USBFS’s anti-money laundering monitoring on behalf of the Trust;

D.	Prompt written notification of any action taken in response to anti-money laundering violations as described in (A), (B) or (C) above; and

E.	Certified annual and quarterly reports of its monitoring and customer identification activities on behalf of the Trust.

The Trust hereby directs, and USBFS acknowledges, that USBFS shall (i) permit federal regulators access to such information and records maintained by USBFS and relating to USBFS’s implementation of the Procedures, on behalf of the Trust, as they may request, and (ii) permit such federal regulators to inspect USBFS’s implementation of the Procedures on behalf of the Trust.

6.	Compensation

Other than for services, if any, to be provided pursuant to Section 3(A) of this Agreement, USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time).  For services to be provided pursuant to Section 3(A) of this Agreement, if applicable, USBFS shall be compensated in accordance with the fee schedule set forth in the appendix to the exhibit that relates to the services selected by the Trust.  USBFS shall also be reimbursed for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by USBFS in performing its duties hereunder. Such reimbursement shall be at cost and without mark-up. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute.  The Trust shall notify USBFS in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith.  The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.  With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date.  Notwithstanding anything to the contrary, amounts owed by the Trust to USBFS shall only be paid out of assets and property of the particular Fund involved.

7.	Representations and Warranties

A.	The Trust hereby represents and warrants to USBFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)
This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(4)
A registration statement under the 1940 Act and the Securities Act of 1933, as amended, will be made effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement, and appropriate state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable the Trust to make a continuous public offering of its shares.

B.	USBFS hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)
This Agreement has been duly authorized, executed and delivered by USBFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(4)	It is a registered transfer agent under the Exchange Act.

8.	Standard of Care; Indemnification; Limitation of Liability

A.
USBFS shall exercise reasonable care in the performance of its duties under this Agreement.  USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS’s control, except a loss arising out of or relating to USBFS’s refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement or USBFS’s failure to implement reasonable disaster recovery / business continuity procedures.  Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that USBFS may sustain or incur or that may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Trust (other than an employee of USBFS serving as officer of the Trust), as approved by the Board of  Directors of the Trust (the “Board of Directors”), except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS’s refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.  This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement.  As used in this paragraph, the term “USBFS” shall include USBFS’s directors, officers and employees.

USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS’s refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement.  This indemnity shall be a continuing obligation of USBFS, its successors and assigns, notwithstanding the termination of this Agreement.  As used in this paragraph, the term “Trust” shall include the Trust’s directors, officers and employees.

Neither party to this Agreement shall be liable to the other party or any third party for consequential, special or punitive damages under any provision of this Agreement.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues.  USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS.  USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available.  Representatives of the Trust shall be entitled to inspect USBFS’s premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.  Moreover, USBFS shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

B.
In order that the indemnification provisions contained in this Section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification.  The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification.  In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section.  The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 8, and in Exhibit C, if applicable, shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If USBFS is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

9.	Data Necessary to Perform Services

The Trust or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

10.	Proprietary and Confidential Information

USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by a Court or the U.S. Securities and Exchange Commission, or (iii) when so requested by the Trust.  Records and other information which have become known to the public through no wrongful act of USBFS or any of its employees, agents or representatives, and information that was already in the possession of USBFS prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, USBFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

11.	Records

USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder.  USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request.

12.	Compliance with Laws

The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2002 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and statement of additional information.  USBFS’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Director’s oversight responsibility with respect thereto.

13.	Term of Agreement; Amendment; Assignment

This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years. Subsequent to the initial three-year term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated (i) by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party or, (ii) financial difficulties on the part of USBFS which are evidenced by the authorization or commencement of: involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code or an inability to meet its financial obligations as they come due.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without written consent of the other party. In the case of USBFS, an “assignment” shall be deemed to include a change in actual control of USBFS or a merger, consolidation, sale or other disposition of all or a substantial part of the assets of USBFS to the extent a change in actual control would result therefrom.

14.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of USBFS’s duties or responsibilities hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has maintained the same, the Trust shall pay any reasonable expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS’s personnel in the establishment of books, records, and other data by such successor.  If no such successor is designated, then such books, records and other data shall be returned to the Trust.

15.	Early Termination

In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement prior to the end of the term, the Trust agrees to pay the following fees:

a.	all monthly fees through the life of the contract, including the rebate of any negotiated discounts and conversion costs from the prior service provider;
b.	all reasonable fees associated with converting services to successor service provider;
c.	all reasonable fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d.	all reasonable out-of-pocket costs associated with a-c above.

16.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Securities and Exchange Commission thereunder.

17.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

18.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict USBFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

19.           Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

20.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to USBFS shall be sent to:

U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

and notice to the Trust shall be sent to:

New Covenant Trust Company
200 E. Twelfth St
Jeffersonville, IN 47130

21.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

22.	Entire Agreement

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, sets forth the sole and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, whether written or oral, between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

NEW COVENANT FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robert E. Leech	By: /s/ Michael R. McVoy

Name: Robert E. Leech	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit A
to the
Transfer Agent Servicing Agreement

Fund Names

New Covenant Growth Fund

Name of Series	Date Added
New Covenant Growth Fund	on or about April 12, 2008
New Covenant Balanced Growth Fund	on or about April 12, 2008
New Covenant Income Fund	on or about April 12, 2008
New Covenant Balanced Income Fund	on or about April 12, 2008
New Covenant Treasury Money Fund	on or about April 12, 2008

Exhibit B
to the
Transfer Agent Servicing Agreement

As Of Processing Policy

USBFS will reimburse each Fund for any Net Material Loss that may exist on the Fund’s books and for which USBFS is responsible, at the end of each calendar month.  “Net Material Loss” shall be defined as any remaining loss, after netting losses against any gains, which impacts a Fund’s net asset value per share by more than [_] cent.  Gains and losses will be reflected on the Fund’s daily share sheet, and the Fund will be reimbursed for any net material loss on a monthly basis.  USBFS will reset the as of ledger each calendar month so that any losses which do not exceed the materiality threshold of [_] cent will not be carried forward to the next succeeding month.  USBFS will notify the advisor to the Fund on the daily share sheet of any losses for which the advisor may be held accountable.

Exhibit C
to the
Transfer Agent Servicing Agreement

INTERNET ACCESS SERVICES

1.	Services Covered

USBFS shall make the following electronic, interactive and processing services (“Electronic Services”) available to the Trust in accordance with the terms of this Exhibit C:

A.
Fan Web – Shareholder internet access to account information and transaction capabilities.  Internet service is connected directly to the fund group’s web site through a transparent hyperlink and customized to the look and feel of the fund group’s site.  Shareholders can access, among other information, account information and portfolio listings within a fund family, view transaction history, and purchase additional shares through the Automated Clearing House (“ACH”).

B.
Vision Mutual Fund Gateway – Permits broker/dealers, financial planners, and registered investment advisors to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

C.	Mutual Fund eXchange (“MFx”) – Provides access to various fund data, systems, industry information and processes.

D.	Report Source – Provides access to portfolio compliance and investor data in either Excel or pdf formats.

E.
VRU / TA Voice for the Shareholder – Shareholder access to a secure voice response service which allows callers to retrieve account information, process transactions, obtain prices, yields, total returns, investment objectives and common financial information.

2.	Duties and Responsibilities of USBFS

USBFS shall:

A.
Make Electronic Services available 24 hours a day, 7 days a week, subject to scheduled maintenance and events outside of USBFS’s reasonable control.  Unless an emergency is encountered, USBFS shall notify the Trust of all planned outages and, to the extent possible, will perform any necessary maintenance during non-business hours.

B.
Provide installation services, which shall include review and approval of the Trust’s network requirements, recommending method of establishing (and, as applicable, cooperate with the Trust to implement and maintain) a hypertext link between the Electronic Services site and the Trust’s web site(s) and testing the network connectivity and performance.

C.
Maintain and support the Electronic Services, which shall include providing error corrections, minor enhancements and interim upgrades to the Electronic Services that are made generally available to the Electronic Services customers and providing help desk support to provide assistance to the Trust’s employees and agents with their use of the Electronic Services.  Maintenance and support, as used herein, shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by USBFS to the Electronic Services customers, as determined solely by USBFS or (ii) maintenance of customized features.

D.
Establish systems to guide, assist and permit End Users (as defined below) who access the Electronic Services site from the Trust’s web site(s) to electronically perform inquiries and create and transmit transaction requests (as permitted by the Trust) to USBFS.

E.	Address and mail, at the Trust’s expense, notification and promotional mailings and other communications provided by the Trust to shareholders regarding the availability of the Electronic Services.

F.
Issue to each shareholder, financial adviser or other person or entity who desires to make inquiries concerning the Trust or perform transactions in accounts with the Trust using any of the Electronic Services (the “End User”) a unique personal identification number (“PIN”) for authentication purposes, which may be changed upon an End User’s reasonable request in accordance with policies to be determined by USBFS and the Trust.  USBFS will require the End User to provide his/her PIN in order to access the Electronic Services.

G.
Prepare and process new account applications received through the Electronic Services from shareholders determined by the Trust to be eligible for such services and in connection with such, the Trust agrees as follows:

(1)	to permit the establishment of shareholder bank account information over the Internet in order to facilitate purchase activity through ACH; and

(2)	the Trust shall be responsible for any resulting gain/loss liability associated with the ACH process.

H.	Provide the End User with a transaction confirmation number for each completed purchase, redemption, or exchange of the Trust’s shares upon completion of the transaction.

I.
Utilize encryption and secure transport protocols intended to prevent fraud and ensure confidentiality of End User accounts and transactions.  In no event shall USBFS use encryption weaker than a 40-bit RC4 Stream.  USBFS will take reasonable actions, including periodic scans of Internet interfaces and the Electronic Services, to protect the Internet web site that provides the Electronic Services and related network, against viruses, worms and other data corruption or disabling devices, and unauthorized, fraudulent or illegal use, by using appropriate virus detection and destructive software and by adopting such other security procedures as may be necessary.

J.
Monitor the telephone lines involved in providing the Electronic Services and inform the Trust promptly of any malfunctions, problems, errors or service interruptions with respect to the Electronic Services of which USBFS becomes aware.

K.
Exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Trust to USBFS in writing from time to time, and all “point and click” features of the Electronic Services relating to shareholder acknowledgment and acceptance of such disclaimers and notifications.

L.
Establish and provide to the Trust written procedures, which may be amended from time to time by USBFS with the written consent of the Trust, regarding End User access to the Electronic Services.  Such written procedures shall establish security standards for the Electronic Services, including, without limitation:

(1)	Encryption/secure transport protocols.

(2)	End User lockout standards (e.g., lockout after three unsuccessful attempts to gain access to the Electronic Services).

(3)	PIN issuance and reissuance standards.

(4)	Access standards, including limits on access to End Users whose accounts are coded for privilege.

(5)	Automatic logoff standards (e.g., if the session is inactive for longer than 15 minutes).

M.
Provide the Trust with daily reports of transactions listing all purchases or transfers made by each End User separately.  USBFS shall also furnish the Trust with monthly reports summarizing shareholder inquiry and transaction activity without listing all transactions.

N.
Annually engage a third party to audit its internal controls for the Electronic Services and compliance with all guidelines for the Electronic Services included herein and provide the Trust with a copy of the auditor’s report promptly.

3.	Duties and Responsibilities of the Trust

The Trust assumes exclusive responsibility for the consequences of any instructions it may give to USBFS, for the Trust’s or End Users’ failure to properly access the Electronic Services in the manner prescribed by USBFS, and for the Trust’s failure to supply accurate information to USBFS.

Also, the Trust shall:

A.
Revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End Users, to include the appropriate consents, notices and disclosures for Electronic Services, including disclaimers and information reasonably requested by USBFS.

B.
Be responsible for designing, developing and maintaining one or more web sites for the Trust through which End Users may access the Electronic Services, including provision of software necessary for access to the Internet, which must be acquired from a third-party vendor.  Such web sites shall have the functionality necessary to facilitate, implement and maintain the hypertext links to the Electronic Services and the various inquiry and transaction web pages.  The Trust shall provide USBFS with the name of the host of the Trust’s web site server and shall notify USBFS of any change to the Trust’s web site server host.

C.	Provide USBFS with such information and/or access to the Trust’s web site(s) as is necessary for USBFS to provide the Electronic Services to End Users.

D.
Promptly notify USBFS of any problems or errors with the applicable Electronic Services of which the Trust becomes aware or any changes in policies or procedures of the Trust requiring changes to the Electronic Services.

4.	Additional Representation and Warranty

The parties hereby warrant that neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible on the Electronic Services site or Trust’s web site(s), as the case may be, any “back door,” “time bomb,” “Trojan Horse,” “worm,” “drop dead device,” “virus” or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder.  For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software.  All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation, shall be borne by such party.

5.	Proprietary Rights

A.
Each party acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other hereunder.  Any software, interfaces or other programs a party provides to the other hereunder shall be used by such receiving party only in accordance with the provisions of this Exhibit C.  Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party’s prior written approval, which it may give or withhold in its sole discretion.  Except in the normal course of business and in conformity with Federal copyright law or with the other party’s consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

B.
The Trust’s web site(s) and the Electronic Services site may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party.  Each party retains all rights in such intellectual property that may reside on the other party’s web site, not including any intellectual property provided by or otherwise obtained from such other party.  To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication.  To the extent that the intellectual property of one party is duplicated within the other party’s web site to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the period during which this Exhibit C is in effect.  This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site.  Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, copyright or other proprietary right of a third party.

C.
Each party agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party’s breach or threatened breach of its obligations under this Section of this Exhibit C and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach.  Accordingly, in the event either party breaches or threatens to breach the obligations set forth in this Section of this Exhibit C, in addition to and not in lieu of any legal or other remedies a party may pursue hereunder or under applicable law, each party hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach.  In any proceeding upon a motion for such equitable relief, a party’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.  The provisions of this Section relating to equitable relief shall survive termination of the provision of services set forth in this Exhibit C.

6.	Compensation

USBFS shall be compensated for providing the Electronic Services in accordance with the fee schedule set forth in Appendix 1 to this Exhibit D (as amended from time to time).

7.	Additional Indemnification; Limitation of Liability

A.
Subject to Section 2(A), USBFS CANNOT AND DOES NOT GUARANTEE AVAILABILITY OF THE ELECTRONIC SERVICES.  Accordingly, USBFS’s sole liability to the Trust or any third party (including End Users) for any claims, notwithstanding the form of such claims (e.g., contract, negligence, or otherwise), arising out of the delay of or interruption in the Electronic Services to be provided by USBFS hereunder shall be to use its best reasonable efforts to commence or resume the Electronic Services as promptly as is reasonably possible.

B.
USBFS shall, at its sole cost and expense, defend, indemnify, and hold harmless the Trust and its directors, officers and employees from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) arising out of or relating to (a) any infringement, or claim of infringement, of any United States patent, trademark, copyright, trade secret, or other proprietary rights based on the use or potential use of the Electronic Services and (b) the provision of the Trust Files (as defined below) or Confidential Information (as defined below) to a person other than a person to whom such information may be properly disclosed hereunder.

C.
If an injunction is issued against the Trust’s use of the Electronic Services by reason of infringement of a patent, copyright, trademark, or other proprietary rights of a third party, USBFS shall, at its own option and expense, either (i) procure for the Trust the right to continue to use the Electronic Services on substantially the same terms and conditions as specified hereunder, or (ii) after notification to the Trust, replace or modify the Electronic Services so that they become non-infringing, provided that, in the Trust’s judgment, such replacement or modification does not materially and adversely affect the performance of the Electronic Services or significantly lessen their utility to the Trust.  If in the Trust’s judgment, such replacement or modification does materially adversely affect the performance of the Electronic Services or significantly lessen their utility to the Trust, the Trust may terminate all rights and responsibilities under this Exhibit C immediately on written notice to USBFS.

D.
Because the ability of USBFS to deliver Electronic Services is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties, USBFS shall not be liable for delays or failures to perform its obligations hereunder to the extent that such delays or failures are attributable to circumstances beyond its reasonable control which interfere with the delivery of the Electronic Services by means of the Internet or any of the equipment, software and services which support the Internet provided by such third parties.  USBFS shall also not be liable for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by USBFS or its affiliates) or of any third parties involved in the Electronic Services and shall not be liable for the selection of any such third party, unless USBFS selected the third party in bad faith or in a grossly negligent manner or USBFS has failed to implement reasonable business continuity / disaster recovery procedures.

E.
USBFS shall not be responsible for the accuracy of input material from End Users nor the resultant output derived from inaccurate input.  The accuracy of input and output shall be judged as received at USBFS’s data center as determined by the records maintained by USBFS.

F.
Notwithstanding anything to the contrary contained herein, USBFS shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transaction via the Electronic Services or the consummation of any inquiry or transaction request not actually reviewed by USBFS.

8.	File Security and Retention; Confidentiality

A.
USBFS and its agents will provide reasonable security provisions to ensure that unauthorized third parties do not have access to the Trust’s data bases, files, and other information provided by the Trust to USBFS for use with the Electronic Services, the names of End Users or End User transaction or account data (collectively, “Trust Files”).  USBFS’s security provisions with respect to the Electronic Services, the Trust’s web site(s) and the Trust Files will be no less protected than USBFS’s security provisions with respect to its own proprietary information.  USBFS agrees that any and all Trust Files maintained by USBFS for the Trust hereunder shall be available for inspection by the Trust’s regulatory authorities during regular business hours, upon reasonable prior written notice to USBFS, and will be maintained and retained in accordance with applicable requirements of the 1940 Act.  USBFS will take such actions as are necessary to protect the intellectual property contained within the Trust’s web site(s) or any software, written materials, or pictorial materials describing or creating the Trust’s web site(s), including all interface designs or specifications.  USBFS will take such actions as are reasonably necessary to protect all rights to the source code and interface of the Trust’s web site(s).  In addition, USBFS will not use, or permit the use of, names of End Users for the purpose of soliciting any business, product, or service whatsoever except where the communication is necessary and appropriate for USBFS’s delivery of the Electronic Services.

B.
USBFS shall treat as confidential and not disclose or otherwise make available any of the Trust’s lists, information, trade secrets, processes, proprietary data, information or documentation (collectively, the “Confidential Information”), in any form, to any person other than agents, employees or consultants of USBFS.  USBFS will instruct its agents, employees and consultants who have access to the Confidential Information to keep such information confidential by using the same care and discretion that USBFS uses with respect to its own confidential property and trade secrets.  Upon termination of the rights and responsibilities described in this Exhibit C for any reason and upon the Trust’s request, USBFS shall return to the Trust, or destroy and certify that it has destroyed, any and all copies of the Confidential Information which are in its possession.

C.
Notwithstanding the above, USBFS will not have an obligation of confidentiality under this Section with regard to information that (1) was known to it prior to disclosure hereunder, (2) is or becomes publicly available other than as a result of a breach hereof, (3) is disclosed to it by a third party not subject to a duty of confidentiality, or (4) is required to be disclosed under law or by order of court or governmental agency.

9.	Warranties

EXCEPT AS OTHERWISE PROVIDED IN THIS EXHIBIT, THE ELECTRONIC SERVICES ARE PROVIDED BY USBFS “AS IS” ON AN “AS-AVAILABLE” BASIS WITHOUT WARRANTY OF ANY KIND, AND USBFS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ELECTRONIC SERVICES INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND

WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

10.	Duties in the Event of Termination

In the event of termination of the services provided pursuant to this Exhibit C, (i) End Users will no longer be able to access the Electronic Services and (ii) the Trust will return all codes, system access mechanisms, programs, manuals and other written information provided to it by USBFS in connection with the Electronic Services provided hereunder, and shall destroy or erase all such information on any diskettes or other storage medium.

Exhibit D to the
Transfer Agent Servicing Agreement – New Covenant
TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at 3/18/08

Annual Service Charges to the Fund

• Minimum  Fee Per Fund CUSIP                           $[___]¹

• Open Accounts                                                      $[___]*  /open account
• Closed Accounts                                                   $[___] /closed account
Activity Charges

• New Account Set-up                                              $[___] /item
• Correspondence                                                      $[___] /item
• Telephone Calls                                                       $[___] per minute/maximum of $[___] per call
• Voice Response Calls                                             $[___]/call

Conversion Charges

• Capped at one month’s base fees
• Waived; if contract is terminated prior to end of term, [___]% is due and payable to USBFS

Charges Paid by Investors – Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

• $[___] /qualified plan acct (Cap at $[___]/SSN)
• $[___] /Coverdell ESA acct (Cap at [___]/SSN)
• $[___] /transfer to successor trustee
• $[___] /participant distribution (Excluding SWPs)
• $[___] /refund of excess contribution
• $[___] /reconversion/recharacterization

Additional Shareholder Paid Fees
• $[___] /outgoing wire transfer
• $[___] /overnight delivery
• $[___]/return check or ACH
• $[___] /stop payment
• $[___] research request per account (Cap at $[___]/request) (For requested items of the second calendar year [or previous] to the request)

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional available services – see supplemental fee schedules

¹  The Minimum Fee Per Fund CUSIP applies only if the aggregate annual open and closed account charges for each respective fund CUSIP do not equal or exceed said Minimum.

* Parties agree that if transaction volume, not including new accounts, exceeds [___]% of the base year’s volume, an annual adjustment shall be made to the Open Accounts fee.

Fees are billed monthly.

Exhibit D (continued) to the Transfer Agent Agreement – New Covenant

TRANSFER AGENT & SHAREHOLDER SERVICES eCOMMERCE SERVICES FEE SCHEDULE at 3/18/08

eCommerce Implementation: $[___] one time fee for Voice Response System, standard FAN WEB, eStatement, and Vision services
FAN WEB SELECT – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family and transaction history. Base Fee does not apply to the New Covenant Treasury Money Fund.
• Implementation includes up to [___] hours of technical/BSA support
• Annual Base Fee - $[___] per year per Fund CUSIP

CLIENT Web DATA ACCESS –  $[___] year
NCTC on-line access to fund and investor data through USBFS technology, data delivery and security software.
• MFS Systems (includes COLD and On Line Report view applications)
• Report Source
• Fund Source

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
• Inquiry Only
• Inquiry - $[___] per event
• Broker or development officer ID - $[___] per month per ID
• Transaction Processing (not selected)

eStatement Form Development	Initial Set Up	Recurring Charge	Unit Measurement
Statement Development	included
Tax Form Development	$[___]
Out-of-pocket / reimbursable production charges
Consent Processing, Suppression, Notification		$[___]	Per Suppressed Document
Document Loading, Storage and Access		$[___]	Per Statement
Consent Enrollment		$[___]	Per Transaction
Development Rates		$[___]	Per Hour

Notes

•  Statements will be loaded for all accounts, regardless of consent
•  Informa will only accept a data feed from DST-OUTPUT MIMS processing
•  Generic electronic statement that includes the following record types: II, AS, and AT record types.
•  Fund Company would be able to have their colors and logo applied to generic statement layout.
•  CSR access from TADesktop 3.7.1
•  Text email notification
•  Statement storage for 2 years on “hot” storage
•  Implementation for one unique statement type/investor product.
•  Consent options will be updated on and referenced from TA2000
•  FAN Web fees will apply for inquiry and transactions.
•  Print suppression capability provided through consent options
•  Email tracking and reporting on existing TA2000 Electronic Media reports

Exhibit D (continued) to the Transfer Agent Agreement - Supplemental Fees

Supplemental Services are available upon written agreement of the parties at the fees set forth on this supplemental fee schedule

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE – New Covenant
T/A Imaging [___] • Setup - $[___] (includes 2 workstations) • $[___]/month
Client Dedicated Line Data Access – For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
• $[___] per year per workstation for TA2000 AWD access
• Plus data communications setup and monthly charges based upon location and bandwidth
• Plus training billed at hourly rates plus out-of-pocket expenses

Transfer Agent Training Services • On-site at USBFS - $[___] per day • At client location - $[___] per day plus travel and out-of-pocket expenses
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
• [___] days or less – $[___] /open account
• [___]-[___] days – $[___] /open account
• [___]-[___] days – $[___] /open account
• [___] days – [___] year - $[___] /open account
• [___] year – [___] years - $[___] /open account

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
• $[___] /account/year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[___] per open account per year.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family: • $[___] setup/fund group • $[___] per certificate transaction
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
• $[___] per item, as needed; or
• $[___] per fund group per month

Exhibit D (continued) to the Transfer Agent Agreement - Supplemental Fees

Supplemental Services are available upon written agreement of the parties at the fees set forth on this supplemental fee schedule
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE – New Covenant

Programming Charges –  $[___] per hour
Charges incurred for customized services based upon fund family requirements including but not limited to:
• Select reports – shareholder system queries for customized reporting, mailings, etc.
• File transmissions of client requested shareholder data file extracts
• Customized service development
• All other client specific customization and/or development services

Literature Fulfillment Services
• Account Management – $[___]/month (account management, lead reporting and database administration).
• Order Processing - $[___]/per order (Assessed for each order shipped by US Bancorp Fund Services.)
• Telephone Service Charge - $[___]/per call

Inbound Teleservicing Only
• Account Management - $[___]/month
• Call Servicing - $[___]/per minute

Lead Conversion Reporting
• Account Management - $[___]/month
• Database Installation, Setup - $[___] /fund group
• Specialized Programming - (Separate Quote)*

Web On-line Fund Fulfillment
• Account Management  - $[___] /month
• Installation, Setup - $[___]/fund group
• Per Literature Order  - $[___] /request

Follow-up Services
• Correspondence - $[___] /item

▪ Fees exclude postage and printing charges.

Exhibit E to Transfer Agent Agreement  - New Covenant
Account Data Feed Specifications from USBFS to NCTC -

Field name	Description	Field Length	Field Type
dbo_account.datasource	TA SYSTEM ID	3	Text
dbo_account.company	COMPANY ID	6	Text
dbo_account.fund	FUND ID	5	Text
dbo_account.account	SHAREHOLDER ACCOUNT ID	20	Text
name1	NAME1	40	Text
name2	NAME2	40	Text
name3	NAME3	40	Text
name4	NAME4	40	Text
shortname	SHORT NAME	20	Text
desc	ACCOUNT DESCRIPTION	50	Text
address1	SHAREHOLDER ACCOUNT REGISTRATION ADDRESS1	50	Text
address2	SHAREHOLDER ACCOUNT REGISTRATION ADDRESS2	50	Text
address3	SHAREHOLDER ACCOUNT REGISTRATION ADDRESS3	50	Text
address4	SHAREHOLDER ACCOUNT REGISTRATION ADDRESS4	50	Text
dbo_account.city	SHAREHOLDER ACCOUNT REGISTRATION CITY	30	Text
dbo_account.state	SHAREHOLDER ACCOUNT REGISTRATION STATE	3	Text
dbo_account.zip	SHAREHOLDER ACCOUNT REGISTRATION ZIPCODE	9	Text
phone	SHAREHOLDER PHONE NUMBER	12	Text
phone_alternate1	SHAREHOLDER ALTERNATE PHONE NUMBER1	12	Text
date_open	DATE SHAREHOLDER ACCOUNT OPENED	8	Datetime
date_closed	DATE ACCOUNT CLOSED	8	Datetime
dbo_account.shares	CURRENT SHARE BALANCE	8	Number
dbo_account.unissued_shares	UNISSUED SHARES	8	Number
dbo_account.issued_shares	ISSUED SHARES	8	Number
dividend_accrual	DIVIDEND ACCRUAL	8	Number
cumulative_credit_period	CUMULATIVE VALUE OF PURCHASES (CREDIT) FOR CURRENT PERIOD	8	Currency
cumulative_credit_year	CUMULATIVE VALUE OF PURCHASES (CREDIT) FOR CURRENT YEAR	8	Currency
cumulative_debit_period	CUMULATIVE VALUE OF LIQUIDATIONS (DEBIT) FOR CURRENT PERIOD	8	Currency

cumulative_debit_year	CUMULATIVE VALUE OF LIQUIDATIONS (DEBIT) FOR CURRENT YEAR	8	Currency
status	SHAREHOLDER ACCOUNT STATUS	1	Text
dbo_account.type	SHAREHOLDER ACCOUNT TYPE	3	Text
dbo_account.taxid	TAX ID	25	Text
social	SOCIAL CODE	10	Text
dbo_account.dealer	DEALER ID	10	Text
dbo_account.branch	BRANCH ID	10	Text
dbo_account.rep	REPRESENTATIVE	15	Text
agency	AGENCY ID	10	Text
dbo_account.agent	AGENT ID	10	Text
sponsor	THE ID NUMBER OF THE SPONSOR	10	Text
nscc_trust	NSCC NUMBER ASSIGNED TO A TRUST	10	Text
clearing_dealer	CLEARING DEALER	10	Text
dealer_account	DEALER ID FOR SHAREHOLDER	20	Text
broker_service_level	BROKER SERVICE LEVEL	4	Text
market_timer	MARKET TIMER ID	10	Text
relations_center	BUSINESS UNIT RESPONSIBLE FOR SHAREHOLDER RELATIONSHIP	10	Text
last_postdate	LAST DATE / TIME A SHAREHOLDER POSTED A TRANSACTION	8	Datetime
last_debit	LAST DATE / TIME A SHAREHOLDER POSTED A DEBIT (REDEMPTION) TRANSACTION	8	Datetime
last_credit	LAST DATE / TIME A SHAREHOLDER POSTED A CREDIT (SUBSCRIPTION) TRANSACTION	8	Datetime
last_maint	DATE / TIME OF LAST MAINTENANCE	8	Datetime
dbo_account.misc1	MISC	25	Text
employee_code	SHAREHOLDER EMPLOYEE CODE	6	Text
fee_exempt_flag	FLAG INDICATING IF SHAREHOLDER IS EXEMPT FROM FUND FEES	1	Y/N
foreign_flag	#DO NOT USE#	1	Y/N
foreign_code	FOREIGN ACCOUNT CODE	6	Text
certified_bkwithholding_flag	CERTIFIED BACKUP WITHHOLDING FLAG	1	Y/N
certified_foreign_flag	#DO NOT USE#	1	Y/N
certified_foreign_code	CERTIFIED FOREIGN ACCOUNT CODE	6	Text
certified_taxid_flag	CERTIFIED TAXID FLAG	1	Y/N

certified_tax_exempt_flag	CERTIFIED TAX EXEMPT FLAG	1	Y/N
reinvest_debit_flag	REINVEST LIQUIDATION (DEBIT) FLAG	1	Y/N
ordered_draft_flag	ORDERED DRAFT (CHECKBOOK) FLAG	1	Y/N
pad_flag	PRE-AUTHORIZED DRAFT (PAD) ACCOUNT FLAG	1	Y/N
phone_exchange_flag	TELEPHONE EXCHANGE FLAG	1	Y/N
phone_debit_flag	TELEPHONE LIQUIDATION (DEBIT) FLAG	1	Y/N
comm_table_override	COMMISSION TABLE OVERRRIDE	6	Text
swp_option	SYSTEMATIC WITHDRAWAL (SWP) FLAG	10	Text
capital_gain_distribution_option	CAPITAL GAIN DISTRIBUTION OPTION	10	Text
dividend_distribution_option	DIVIDEND DISTRIBUTION OPTION	10	Text
federal_bkwithholding_code	FEDERAL BACKUP WITHHOLDING CODE	6	Text
state_bkwithholding_code	STATE BACKUP WITHHOLDING CODE	6	Text
returned_mail	RETURNED MAIL STATUS	10	Text
last_returned_mail	DATE WHEN RETURNED MAIL STATUS WAS UPDATED	8	Datetime
mail_sort_option	OUTGOING MAIL SORT ORDER	10	Text
hold_status	SHAREHOLDER ACCOUNT STOP / HOLD STATUS	10	Text
pin_phone	TELEPHONE PERSONAL IDENTIFICATION NUMBER (PIN)	15	Text
addstamp	ROW ADDED OR LAST UPDATE DATE/TIME	8	Datetime

Fund Data Feed Specifications – USBFS to NCTC

Field name	Description	Field Length	Field Type
dbo_fund.datasource	TA SYSTEM ID	3	Text
dbo_fund.company	COMPANY ID	6	Text
dbo_fund.fund	FUND ID	5	Text
name	FUND NAME	40	Text
dbo_fund.type	FUND TYPE: MMKT = MONEY MARKET	4	Text
address	ADDRESS (This would be our address here at BISYS. We established this address for all of the funds on our fund rules unless instructed differently by the fund.)	50	Text
dbo_fund.city	CITY	30	Text
dbo_fund.state	STATE	3	Text
dbo_fund.zip	ZIP	9	Text
previous_postdate	PREVIOUS POSTDATE	8	Datetime
dbo_fund.postdate	POSTING DATE	8	Datetime
next_postdate	NEXT POSTDATE	8	Datetime
dbo_fund.taxid	TAX ID	25	Number
cusip	CUSIP	10	Text
class_shares	CLASS OF SHARES	10	Text
previous_shares	PREVIOUS PAID SHARES	8	Number
dbo_fund.shares	SHARE BALANCE AS OF THE POSTDATE SPECIFIED	8	Number
dbo_fund.unissued_shares	UNISSUED SHARES	8	Number
dbo_fund.issued_shares	ISSUED SHARES	8	Number
pending_debit_shares	CURRENT OUTSTANDING PAYABLE SHARES	8	Number
pending_debit_amount	CURRENT OUTSTANDING PAYABLE AMOUNT	8	Currency
pending_credit_shares	CURRENT OUTSTANDING RECEIVABLE SHARES	8	Number
pending_credit_amount	CURRENT OUTSTANDING RECEIVABLE AMOUNT	8	Currency
pending_shares	CURRENT PENDING SHARES (NET VALUE OF OUTSTANDING PAYABLES AND RECEIVABLES)	8	Number
dbo_fund.nav	CURRENT NET ASSET VALUE	8	Currency
rate	DAILY RATE	8	Number
constant_price	CONSTANT PRICE FLAG	1	Y/N
accrue_db_flag	ACCRUE DIVIDEND ON DEBIT TRANSACTION FOR GIVEN EFFECTIVE DATE	1	Y/N
accrue_cr_flag	ACCRUE DIVIDEND ON CREDIT TRANSACTION FOR GIVEN EFFECTIVE DATE	1	Y/N
estimate_end_time	ENTRY DEADLINE FOR ESTIMATED TRADES (BCMS)	8	Text
bank_account_id	UNIQUE IDENTIFIER FOR A GIVEN BANK ACCOUNT	14	Text
FA_Firm	FUND ACCOUNTANT OF THE FUND	15	Text

FA_Fund	FUND ACCOUNTING FUND ID	15	Text
FA_Name	FUND ACCOUNTING FUND NAME	50	Text
FA_Bank_Account_ID	CUSTODY ACCOUNT UNIQUE IDENTIFIER	14	Text
bcms	BCMS ACTIVE FLAG	1	Y/N

Trade Data Specifications
Field name	Description	Field Length	Field Type
dbo_trade_hist.datasource	TA SYSTEM ID	3	Text
dbo_trade_hist.company	COMPANY ID	6	Text
dbo_trade_hist.fund	FUND ID	5	Text
dbo_trade_hist.account	SHAREHOLDER ACCOUNT ID	20	Text
trancode	TRANSACTION CODE	3	Text
subcode	SUBCODE	3	Text
litcode	LITCODE	2	Text
reversal	REVERSAL FLAG (O-ORIGINAL, R=REVERSAL)	1	Text
method	METHOD OF PAYMENT / SOURCE OF FUNDS	2	Text
dbo_trade_hist.postdate	POSTING DATE	8	Datetime
tradedate	EFFECTIVE / PRICING DATE	8	Datetime
establishdate	DATE / TIME TRANSACTION WAS ESTABLISHED	8	Datetime
pay_date	PAYMENT DUE DATE	8	Datetime
reference	REFERENCE ID	20	Text
batch	BATCH PROCESSING NUMBER	8	Text
sequence	TRANSACTION SEQUENCE NUMBER	8	Text
gross	GROSS AMOUNT	8	Currency
net	NET AMOUNT TO FUND	8	Currency
share	SHARE AMOUNT	8	Text
share_balance	NEW SHARE BALANCE AS A RESULT OF THE CURRENT TRANSACTION	8	Text
nav_option	NAV CODE	10	Text
dbo_trade_hist.nav	NET ASSET VALUE FOR TRADEDATE	10	Currency
comm_dealer	DEALER COMMISSION AMOUNT	8	Currency
comm_branch	BRANCH COMMISSION AMOUNT	8	Currency
comm_rep	REP COMMISSION AMOUNT	8	Currency
comm_agency	AGENCY COMMISSION AMOUNT	8	Currency
comm_agent	AGENT COMMISSION AMOUNT	8	Currency
comm_distrib	DISTRIBUTER COMMISSION AMOUNT	8	Currency
tax_federal	FEDERAL TAX AMOUNT	8	Currency
tax_state	STATE TAX AMOUNT	8	Currency
tax_nra	NRA TAX AMOUNT	8	Currency
fee	FEE AMOUNT	8	Currency
dbo_trade_hist.dealer	DEALER ID	10	Text
dbo_trade_hist.branch	BRANCH ID	10	Text
dbo_trade_hist.rep	REPRESENTATIVE	15	Text
dbo_trade_hist.agent	AGENT ID	10	Text

wholesaler	WHOLESALER ID	10	Text
account_type	SHAREHOLDER ACCOUNT TYPE	10	Text
load_option	LOAD TABLE OPTION	10	Text
pay_option	PAYMENT OPTION	10	Text
replacement_fund	TARGET EXCHANGE / TRANSFER FUND / FUND REVERSAL TRACER	5	Text
replacement_account	TARGET EXCHANGE / TRANSFER SHAREHOLDER ACCOUNT / ACCOUNT REVERSAL TRACER	20	Text
replacement_establishdate	DATE / TIME TRANSACTION WAS ESTABLISHED REVERSAL TRACER	8	Datetime
replacement_batch	BATCH PROCESSING NUMBER REVERSAL TRACER	8	Text
replacement_sequence	TRANSACTION SEQUENCE NUMBER REVERSAL TRACER	8	Text
reason	ADJUSTMENT REASON CODE	6	Text
cost_center	COST CENTER ASSOCIATED WITH THE TRANSACTION	10	Text
statement	PRINT ON SHAREHOLDER STATEMENT FLAG	1	Y/N
pm	PM TRADE SETTLEMENT FLAG	1	Y/N
create_account_flag	INSTRUCTS SYSTEM TO CREATE A NEW SHAREHOLDER ACCOUNT AS A RESULT OF THE TRANSACTION	1	Y/N
trade_action	TRADE ACTION CODE	2	Text
trade_status	TRANSACTION / TRADE STATUS (F = FINAL, E = ESTIMATE, P = PENDING, R = RELIEVED, X = RELIEVED DUE TO CANCEL / EARLY SETTLE)	2	Text
entry_stamp	DATE / TIME TRANSACTION WAS ENTERED	8	Datetime
entry_operator	USERID THAT CREATED A TRANSACTION	8	Text
edit_operator	LAST USERID TO EDIT / UPDATE TRANSACTION	8	Text
dbo_trade_hist.misc1	MISC	25	Text
id	UNIQUE ID	16	Text